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                                   EXHIBIT 99


                           FARMERS AND MERCHANTS BANK
                                     PROXY

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
              BOARD OF DIRECTORS OF THE FARMERS AND MERCHANTS BANK


         The undersigned shareholder of FARMERS AND MERCHANTS BANKS ("F&M"), a Mississippi banking corporation, hereby appoints Jon A. Crocker and Collins Edwards, and each of them, proxies with power of substitution to vote and act for the undersigned, as designated below, with respect to the number of shares of F&M Common Stock the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of F&M, which will be held at 101 City Square, Bruce, Mississippi 38915, on___________, 1995, at__:00 p.m.
(the "Special Meeting"), and at any adjournments or postponements thereof, and, at their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF F&M.

         The Board of Directors of F&M recommends that you vote FOR approval of the Agreement and Plan of Reorganization dated as of September 1, 1995, among F&M, First M & F Corporation and Merchants and Farmers Bank, and the related Bank Merger Agreement.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

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PLEASE MARK YOUR CHOICE LIKE
THIS [x]  IN BLUE OR BLACK INK



Item: Approval of the Agreement and Plan of Merger dated as of September 1, 1995, among F&M, First M & F Corporation and Merchants and Farmers Bank, and the related Bank Merger Agreement.

                     For          Against          Abstain
                     [ ]            [ ]              [ ]

         The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy
Statement/Prospectus and hereby revokes any proxy or proxies heretofore given.


Date ____________________________


Signature _______________________


Please mark, date and sign as your account name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.